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                                       Filed Pursuant to Rules 424(b)(3) and (c)
                                                   Registration Number 333-79487


               Prospectus Supplement dated September 22, 1999 to
                    the Prospectus dated September 15, 1999
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     1.  The reference to the "Proposed National Market Symbol" on page 6 in the summary of "The Offering" has been revised to "National Market Symbol."

     2. The risk factor entitled "A substantial number of our securities may be sold in the market in the near future. This could cause our stock price to decline significantly, even if our business is doing well." on page 20 of the Prospectus has been revised to remove the brackets from the number 12,821,710.

     3. The word "and" was added in the last sentence of the first paragraph on page 26.

     4. The reference to "assumed initial offering price" in the third sentence of the first paragraph on page 58 of the Prospectus has been revised to "initial offering price."

     5. The reference to "Section 123 of the Internal Revenue Code" in the first sentence of the first paragraph on page 60 has been revised to "Section 423 of the Internal Revenue Code."

     6. The list of underwriters and the number of shares of common stock that each underwriter has agreed to purchase set forth in the "Underwriting" section on page 72 has been revised to correct the number of shares of common stock that BancBoston Robertson Stephens, Inc. purchased from 865,000 to 665,000.

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        IN CONNECTION WITH THE SUPPLEMENTAL DISCLOSURE SET FORTH ABOVE,
        PLEASE SEE "RISK FACTORS" BEGINNING OF PAGE 7 OF THE PROSPECTUS.